                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12

                           EDUCATION ALTERNATIVES, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
/ / $500 per each party to the controversy pursuant to Exchange Act Rule 14a-6(i)(3).
/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
     1) Title of each class of securities to which transaction applies:
        ------------------------------------------------------------------------
     2) Aggregate number of securities to which transaction applies:
        ------------------------------------------------------------------------
     3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):
        ------------------------------------------------------------------------
     4) Proposed maximum aggregate value of transaction:
        ------------------------------------------------------------------------
     5) Total fee paid:
        ------------------------------------------------------------------------
/ /  Fee paid previously with preliminary materials.
/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     1) Amount Previously Paid:
        ------------------------------------------------------------------------
     2) Form, Schedule or Registration Statement No.:
        ------------------------------------------------------------------------
     3) Filing Party:
        ------------------------------------------------------------------------
     4) Date Filed:
        ------------------------------------------------------------------------

                             EDUCATION ALTERNATIVES, INC.
                            1300 NORWEST FINANCIAL CENTER
                               7900 XERXES AVENUE SOUTH
                            MINNEAPOLIS, MINNESOTA  55431



October 7, 1996


Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders of Education Alternatives, Inc., which will be held in the Eagan Tesseract School, 3800 Tesseract Place, Eagan, Minnesota, at 10:00 a.m., Central Standard Time, on Tuesday, November 12, 1996.

The Secretary's Notice of Annual Meeting and the Proxy Statement which follow describe the matters to come before the meeting. In addition to the specific matters to be acted upon, there will be a report on the progress of the Company and an opportunity for questions of general interest to shareholders.

It is important that your shares be represented at the meeting. Whether or not you plan to attend in person, please vote, sign, date, and promptly return the enclosed proxy in the envelope provided.

Sincerely,



John T. Golle
Chairman of the Board and Chief Executive Officer

                             EDUCATION ALTERNATIVES, INC.
                            1300 NORWEST FINANCIAL CENTER
                               7900 XERXES AVENUE SOUTH
                            MINNEAPOLIS, MINNESOTA  55431



                       NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                                    TO BE HELD ON
                              TUESDAY, NOVEMBER 12, 1996


The Annual Meeting of Shareholders of Education Alternatives, Inc. (the "Company") will be held in the Eagan Tesseract School, 3800 Tesseract Place, Eagan, Minnesota, at 10:00 a.m., Central Standard Time, on Tuesday, November 12, 1996, for the following purposes:

1.  To elect two directors for terms of three years.

2. To act upon a proposal to amend the 1988 Education Alternatives, Inc. Stock Option Plan.

3. To act upon a proposal to ratify the appointment of Arthur Andersen LLP by the Board of Directors to act as independent auditors of the Company for the fiscal year ending June 30, 1997.

4. To transact such other business as may properly be brought before the meeting.

The Board of Directors has fixed September 27, 1996, as the record date for the meeting, and only shareholders of record at the close of business on that date are entitled to receive notice of and vote at the meeting.

YOUR PROXY IS IMPORTANT TO ENSURE A QUORUM AT THE MEETING. EVEN IF YOU OWN ONLY A FEW SHARES, AND WHETHER OR NOT YOU EXPECT TO BE PRESENT AT THE MEETING, PLEASE VOTE, SIGN, DATE, AND MAIL THE ENCLOSED PROXY IN THE ACCOMPANYING POSTAGE-PAID REPLY ENVELOPE. THE PROXY MAY BE REVOKED BY YOU AT ANY TIME PRIOR TO BEING EXERCISED, AND RETURNING YOUR PROXY WILL NOT AFFECT YOUR RIGHT TO VOTE IN PERSON IF YOU ATTEND THE MEETING AND REVOKE THE PROXY.

By Order of the Board of Directors,



Gerald A. Haugen
Secretary
Minneapolis, Minnesota
October 7, 1996

                             EDUCATION ALTERNATIVES, INC.
                            1300 NORWEST FINANCIAL CENTER
                               7900 XERXES AVENUE SOUTH
                            MINNEAPOLIS, MINNESOTA  55431



                                   PROXY STATEMENT



INFORMATION CONCERNING THE SOLICITATION

The enclosed proxy is being solicited by the Board of Directors of Education Alternatives, Inc., a Minnesota corporation (the "Company"), for use at the Annual Meeting of Shareholders (the "Meeting"), to be held on November 12, 1996, and at any adjournments thereof. Proxies in the accompanying form which are properly executed and returned and not revoked will be voted in the manner specified. A shareholder executing a proxy retains the right to revoke it at any time before it is exercised by notice in writing to the Secretary of the Company of termination of the proxy's authority or a properly signed and duly returned proxy bearing a later date.

The Company will pay the cost of soliciting proxies in the accompanying form. In addition to solicitation by the use of the mails, certain directors, officers, and employees of the Company may solicit proxies by telephone, telegram, or personal contact without additional compensation being paid to them for such solicitation. The Company has requested brokerage firms, custodians, nominees, and other record holders to forward soliciting materials to the beneficial owners of stock of the Company and will reimburse such persons for their reasonable out-of-pocket expenses in so forwarding such materials.

The address of the principal executive office of the Company is 1300 Norwest Financial Center, 7900 Xerxes Avenue South, Minneapolis, Minnesota 55431, and the Company's telephone number is (612) 832-0092. The mailing of this Proxy Statement and form of proxy to shareholders will commence on or about October 7, 1996.

OUTSTANDING VOTING SECURITIES

Only shareholders of record at the close of business on September 27, 1996, are entitled to vote at the Meeting. On that day, there were issued and outstanding 7,488,970 shares of common stock, the only authorized and issued voting security of the Company. Each shareholder is entitled to one vote for each share held.

VOTE REQUIREMENT

The affirmative vote of the holders of a majority of the outstanding shares of common stock present and entitled to vote on each matter to be acted upon at the Meeting is required for the approval of such matter. A shareholder voting through a proxy who abstains with respect to any matter is considered to be present and entitled to vote on such matter at the Meeting, and is in effect a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote, on any matter shall not be considered present and entitled to vote on such matter.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information regarding beneficial ownership of common stock as of September 15, 1996 (unless otherwise noted below) by (i) each person or entity known by the Company to own beneficially more than 5% of the outstanding common stock, (ii) each director, (iii) each executive officer named in the Summary Compensation Table on page 9 of this Proxy Statement, and (iv) all directors and executive officers of the Company as a group. Except as otherwise noted below, the listed beneficial owner has sole voting and investment power with respect to such shares and the address of the listed beneficial owner is that of the Company.

Name and Address                     Amount and Nature       Percent of Common
of Beneficial Owner               of Beneficial Ownership    Stock Outstanding
-------------------               -----------------------    -----------------

Ardsley Advisory Partners (1)
646 Steamboat Road
Greenwich, CT  06830                    1,120,000                  15.0%

A. Baron Cass III (2)
5005 LBJ Freeway, LB #119
Dallas, TX 75244                          496,400                   6.6%

John T. Golle (3)                         283,206                   3.7%

Richard T. Burke (4)                      235,000                   3.1%

John T. Walton (5)                        233,333                   3.1%

Gale R. Mellum (6)                        212,372                   2.8%

Robert I. Karon (7)                       142,992                   1.9%

Mable E. Gaskins (8)                       56,751                      *

Gerald A. Haugen (9)                       30,000                      *

Philip E. Geiger (10)                       1,100                      *

All directors and executive
officers as a group (8 persons)
(3) (4) (5) (6) (7) (8) (9) (10)        1,194,754                  15.4%

_______________________________________

* Represents beneficial ownership of not more than 1% of the outstanding common stock.

(1) Based on information provided to the Company by Ardsley Advisory Partners as of September 5, 1996.

(2) Based on a Schedule 13D filed by A. Baron Cass III ("Cass") on October 18, 1995. Cass reports having sole voting and investment power with respect to 20,000 shares and shared voting and investment power with respect to 428,400 shares. Cass disclaims beneficial ownership on the remaining 48,000 shares owned by a partner of Cass.

(3) Includes 146,300 shares issuable pursuant to options exercisable within 60 days. Does not include 56,285 shares held in five trusts of which Mr. Karon is trustee and the beneficiaries of which are members of Mr. Golle's immediate family, and 18,310 shares held by the Golle Family Foundation, a charitable organization. Includes 1,280 shares held by a member of Mr. Golle's immediate family, of which shares Mr. Golle disclaims beneficial ownership.

 (4) Includes 10,000 shares issuable pursuant to options exercisable within 60 days.

(5) Includes 3,333 shares issuable pursuant to options exercisable within 60 days. Includes 10,000 shares owned by a member of Mr. Walton's immediate family, of which shares Mr. Walton disclaims beneficial ownership.

(6) Includes 72,222 shares owned by a member of Mr. Mellum's immediate family, of which shares Mr. Mellum disclaims beneficial ownership. Includes 10,000 shares held by two trusts of which Mr. Mellum is trustee and the beneficiaries of which are members of Mr. Mellum's immediate family.

(7) Includes 56,285 shares held by five trusts of which Mr. Karon is trustee and the beneficiaries of which are members of Mr. Golle's immediate family. Includes 1,175 shares owned by Schweitzer Rubin Karon & Bremer, a professional association in which Mr. Karon is a shareholder.

(8) Includes 56,666 shares issuable pursuant to options exercisable within 60 days.

(9) Includes 30,000 shares issuable pursuant to options exercisable within 60 days.

(10) Includes 55 shares owned by a member of Mr. Geiger's immediate family, of which shares Mr. Geiger disclaims beneficial ownership.




                                 PROPOSAL NUMBER ONE
                                ELECTION OF DIRECTORS

Pursuant to the Restated Articles of Incorporation of the Company, directors are elected for staggered terms of three years, with approximately one-third of the directors to be elected each year.

The shareholders will be asked to elect two Class III directors at the Meeting for a term of three years expiring in 1999. Each of the nominees is a current director of the Company and has previously been elected by the shareholders. Each nominee has indicated a willingness to serve as a director, but in case any nominee is not a candidate for any reason, the proxies named in the accompanying form of proxy may vote for a substitute nominee in their discretion.

Following is information regarding the nominees.

CLASS III (THREE-YEAR TERM EXPIRING IN 1999)

RICHARD T. BURKE, age 52, director since July 1991.
      Mr. Burke was elected Vice Chairman of the Board in November 1992. He is general partner and Chief Executive Officer of the NHL's Phoenix Coyote hockey franchise. Prior to this position, Mr. Burke was Chairman and Chief Executive Officer of United HealthCare Corporation until his retirement in February 1988. Mr. Burke is a director of United HealthCare Corporation and First Cash, Inc.

JOHN T. WALTON, age 49, director since July 1992.
      Mr. Walton has been Chairman of SATLOC, INC., a manufacturer of global positioning satellite systems for industrial and agricultural application since March 1994. From July 1983 to March 1994, Mr. Walton was Chairman and Chief Executive Officer of Corsair Marine, Inc., a sailboat manufacturing company. Mr. Walton has also served as Vice President of Walton Enterprises II, L.P., a real estate holding company, since November 1990. Mr. Walton is a director of Wal-Mart Stores, Inc.

Following is information regarding each director whose term of office will continue after the Meeting.

CLASS I (THREE-YEAR TERM EXPIRING IN 1997)

JOHN T. GOLLE, age 52, director since July 1986.
      Mr. Golle founded the Company and has been Chairman of the Board and Chief Executive Officer since its inception. From June 1992 through October 1992, he also served as Chief Financial Officer of the Company.

CLASS II (THREE-YEAR TERM EXPIRING IN 1998)

ROBERT I. KARON, age 50, director since April 1987.
      Mr. Karon has been a member of the accounting firm of Schweitzer Rubin Karon & Bremer since 1975.

GALE R. MELLUM, age 54, director since April 1987.
      Mr. Mellum has been a member of the law firm of Faegre & Benson since 1968, which has acted as general counsel to the Company since its inception.

None of the nominees is related to any other director or to any other executive officer of the Company.

COMMITTEES OF THE BOARD OF DIRECTORS AND MEETING ATTENDANCE

The Board of Directors met or adopted resolutions by written action eleven times during the last fiscal year. Committees of the Board of Directors include the Compensation, Option, and Audit Committees. The Board of Directors does not have a nominating committee.

The following describes the functions performed by each of the committees:

COMPENSATION COMMITTEE

The Compensation Committee, consisting of Messrs. Burke and Walton, reviews and acts upon management recommendations concerning employee compensation, including bonuses. The Compensation Committee did not meet during fiscal 1996. This committee did meet in May 1995 to approve officer compensation for fiscal 1996.

OPTION COMMITTEE

The Option Committee, consisting of Messrs. Karon and Walton, reviews and acts upon management recommendations concerning the granting of stock options. In addition, the committee administers the 1988 Education Alternatives, Inc. Stock Option Plan (the "1988 Plan") and the 1992 Education Alternatives, Inc. Long-Term Executive Stock Option Plan (the "1992 Plan"). The Option Committee met or adopted resolutions by written action three times during fiscal 1996.

AUDIT COMMITTEE

The Audit Committee, made up of Messrs. Burke, Karon, and Mellum, makes recommendations concerning the selection and appointment of independent auditors, reviews the scope and findings of the completed audit and reviews the adequacy and effectiveness of the Company's accounting policies and system of internal accounting controls. The Audit Committee met or adopted resolutions by written action six times during fiscal 1996.

All current directors attended at least 75% of the meetings of the Board of Directors and of the committees on which they served during fiscal 1996.

DIRECTOR COMPENSATION

Members of the Board of Directors receive no cash compensation. The 1988 Plan provides for the nondiscretionary grant of a nonstatutory stock option to purchase 10,000 shares of common stock to each non-employee director on the date of each annual meeting of the Company's shareholders as compensation for services for the ensuing year. Non-employee directors joining the board between annual meetings are granted an option to purchase a pro-rata portion of such number of shares. All non-employee director options have an exercise price equal to the fair market value of a share of common stock on the date of grant and become fully exercisable one year after the date of grant. Subject to the approval of Proposal Number 2 of this Proxy Statement, each non-employee director will be granted an option to purchase 30,000 shares of the Company's common stock at an exercise price equal to the fair market value of the common stock on January 12, 1996, in exchange for certain previously granted options.


ELECTION OF DIRECTORS

Pursuant to the Restated Articles of Incorporation of the Company, no person (other than a person nominated by or on behalf of the Board of Directors) shall be eligible for election as a director at any annual or special meeting of shareholders unless a written request that his or her name be placed in nomination is received from a shareholder of record by the Secretary of the Company not less than 50 days prior to the date fixed for such meeting, together with the written consent of such person to serve as a director.


COMPLIANCE WITH REPORTING REQUIREMENTS

As required by Securities and Exchange Commission rules under Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and based solely on a review of copies of forms submitted to the Company during and with respect to the 1996 fiscal year, the Company makes the following disclosure. Certain directors, officers, and former officers of the Company failed to file on a timely basis Form 5's with respect to transactions initiated during fiscal 1996. The Form 5's, due in August 1996, were subsequently filed in September 1996.



                        REPORT OF THE COMPENSATION AND OPTION
                         COMMITTEES ON EXECUTIVE COMPENSATION

The Company's policies regarding the compensation of executive officers are the responsibility of the Compensation and Option Committees of the Board of Directors. The fundamental goal of the Compensation and Option Committees is to develop a compensation program that will attract and retain highly talented executives, provide the executives with incentives to meet the strategic objectives of the Company and create a common interest between executives and shareholders by sharing the risks and rewards of strategic decision making.

The primary components of each executive officer's compensation package are base salary, an annual performance bonus, and stock options. Base salaries and annual performance bonuses of executive officers are determined by the Compensation Committee. The Option Committee determines the size and other terms of all stock options granted to executive officers.

BASE SALARY

To attract and retain talented executives who are critical to the Company's long-term success, the Compensation Committee believes the Company must offer a competitive total compensation package to that offered by other companies providing educational services and products and companies with similar market capitalizations. Historically, base compensation for the Company's Chief Executive Officer and the Company's other executive officers has been lower than levels of comparable companies. In addition to market practices, the Compensation Committee also considers personal criteria when determining base salaries, including the decision-making responsibilities of each executive officer's position and the experience, work performance, and team-building skills of the executive officer.

Based on compensation commitments necessary to recruit and retain key executives and a compensation study performed by an independent consultant in late fiscal 1995, the Compensation Committee adjusted officer compensation amounts for fiscal 1996 to levels considered competitive with comparable companies.

ANNUAL PERFORMANCE BONUS

Each executive officer is eligible to receive some form of cash performance bonus at the end of each fiscal year. The purpose of the performance bonus is to provide incentives to executives to meet specific strategic and financial goals of the Company set by the Compensation Committee on an annual basis, as well as defined personal objectives. Each executive officer's bonus is limited to the amount of his or her base salary, with the exception of Mr. Golle, whose bonus is limited to an amount equal to two times his base salary.

During fiscal 1996, the Compensation Committee awarded Mr. Haugen, who joined the Company in January 1996 as Chief Financial and Administrative Officer, a $50,000 bonus in recognition of his personal accomplishments during the year. Performance bonuses were not awarded to other officers because the Company failed to achieve its goals.

STOCK OPTIONS--OPTION REPRICINGS

Historically, the policy of the Option Committee has been to grant stock options on an annual basis to each employee of the Company, including executive officers. The exercise price of the stock options is set at the fair market value of the underlying stock on the date of grant. Accordingly, the stock options provide value to all employees only when the price of the Company's stock increases above the price on the date of grant.

On July 10, 1995, the Option Committee approved the issuance of substitute stock options for all outstanding employee options with exercise prices in excess of $16.00 per share. The exercise price for these substitute options was $13.25 per share, the fair market value of the Company's common stock on the date of repricing. The Option Committee's action was in response to the decline in the market price of the Company's stock during the preceding months which had effectively eliminated the incentive value of options with significantly higher exercise prices. The Option Committee's decision was based on a number of factors, including the significant events that had taken place during the prior six months that had an adverse effect on the stock price of the Company, and the resulting low morale of Company employees. These events included the impairment in the market value of the Company's investment portfolio, the continued disputes under the Company's school management and consulting contracts in Baltimore, Maryland, the inability of the Company to receive payments for its services under its school management contract with the city of Hartford, Connecticut, and the subsequent negative impact these events had on the Company's operating results and financial condition. The Option Committee determined that substitute options were necessary to provide incentives for valued employees of the Company to remain with the Company over an extended period of time. With the cancellation of the Company's contracts in Baltimore and the unresolved status of the Hartford contract, the price of the Company's stock continued to fall during the first half of fiscal 1996. In addition, the Company lost its Chief Operating Officer and Chief Financial Officer in November and December 1995, respectively. Accordingly, on January 12, 1996, the Option Committee determined that a second repricing of all outstanding employee options with exercise prices in excess of $9.00 per share was required to retain key employees of the Company.

Also in January 1996, the Option Committee determined that the grant of additional options to existing executive officers was necessary to properly align the senior management group with the options granted to newly promoted and recently hired executive officers. More importantly, this action promoted the retention of key officers and united the interests of these officers and shareholders in increasing the long-term value of the Company. This was further assured by the vesting schedule associated with the majority of the new option grants, which only begin to vest three to five years from the date of grant. The Option Committee approved the option repricings and additional option grants to executive officers because it believes meaningful equity interests are a significant factor in the Company's ability to recruit and retain key personnel who are critical to the Company's long-term success.

As detailed in the Ten-Year Option Repricing table below, the initial repricing on July 10, 1995 resulted in the issuance of substitute options with an exercise price of $13.25 per share for all existing stock options with an exercise price in excess of $16.00 per share. A total of 518,500 options, with exercise prices ranging from $17.63 to $40.50 per share, were repriced, including 150,000 options held by current executive officers, 190,000 options held by former executive officers, and 130,000 options held by non-employee directors. On January 12, 1996, the Option Committee approved the repricing of all existing stock options with an exercise price in excess of $9.00 per share and the replacement of those options with new options with an exercise price of $4.75 per share, the fair market value of the underlying stock on the date of grant. A total of 673,400 options, with exercise prices ranging from $11.00 to $14.50 per share, were repriced, including 405,333 options held by executive officers and 170,000 options held by non-employee directors. A total of 120,000 of the substitute options issued to non-employee directors in January 1996 are subject to shareholder approval, as discussed in Proposal Number 2 of this Proxy Statement. The January 1996 repricing included 320,750 options which had previously been repriced in July 1995.

The following table presents information on all repricings of stock options held by any executive officer during the last ten fiscal years.

                              TEN-YEAR OPTION REPRICING

                                                           Market Price                                   Length of Original
                                            Number of        of Stock      Exercise Price       New           Option Term
                                             Options        at Time of       at Time of       Exercise       Remaining at
    Name                      Date          Repriced         Repricing        Repricing        Price       Date of Repricing
-------------------    ----------------    -----------     ------------    --------------     --------    ------------------

John T. Golle             July 10, 1995    120,000 (2)         $13.25           $33.13         $13.25           8.25 years
(Chairman and
(Chief Executive       January 12, 1996    120,000               4.75            13.25           4.75           9.50 years
Officer)
                       January 12, 1996    250,000               4.75            11.75           4.75           6.75 years


Philip E. Geiger       January 12, 1996      5,000               4.75            14.25           4.75           9.25 years
(President)

Mable E. Gaskins          July 10, 1995     30,000 (2)          13.25            33.13          13.25           8.25 years
(Senior Vice
President of           January 12, 1996     30,000               4.75            13.25           4.75           9.50 years
Marketing and
Partnership            January 12, 1996        333               4.75            11.00           4.75           1.75 years
Development)

William F. Goins (1)      July 10, 1995    100,000              13.25            18.50          13.25           9.50 years
(Chief Operating
Officer)

Franklin L. Kuhar (1)     July 10, 1995     20,000              13.25            19.00          13.25           9.25 years
(Chief Financial
Officer)                  July 10, 1995     40,000              13.25            33.13          13.25           8.25 years

Kathryn A. Thomas (1)     July 10, 1995     30,000              13.25            33.13          13.25           8.25 years
(Vice President for
Staff Development)


(1) No longer employed by the Company, but was an executive officer of the Company within the ten-year period covered by the table.

(2) These options were repriced again on January 12, 1996.

CHIEF EXECUTIVE OFFICER COMPENSATION

Mr. Golle received a base salary of $325,000 in fiscal 1996. Mr. Golle's base salary in 1996 was increased from $135,000 in fiscal 1995 to bring his base salary in line with the base pay for senior executives in comparable companies and to reflect the level of salary paid the Company's newly hired Chief Operating Officer in 1995. As previously noted, because the Company did not meet the performance bonus goals set by the Compensation Committee, Mr. Golle was not paid a performance bonus in fiscal 1996. Mr. Golle was paid a $100,000 performance bonus in fiscal 1995. Mr. Golle was issued options to purchase an aggregate of 370,000 shares of the Company's common stock in replacement of options covering the same number of shares as part of the option repricings described above. Mr. Golle was granted an option to purchase an additional 125,000 shares in January 1996 as noted in the Summary Compensation Table on page 8 of this Proxy Statement.





    RICHARD T. BURKE                        ROBERT I. KARON
    JOHN T. WALTON                          JOHN T. WALTON

    Members of the Compensation Committee   Members of the Option Committee




                         EXECUTIVE OFFICERS AND COMPENSATION

The Company's executive officers, other than Mr. Golle, are identified below.

DR. PHILIP E. GEIGER, age 49, was appointed President of the Company in January 1996. From July 1994 to December 1995, Dr. Geiger served as the Company's New Jersey Division President. Prior to joining the Company, Dr. Geiger was Superintendent of Piscataway, New Jersey, Public Schools from July 1991 to June 1994.

GERALD A. HAUGEN, age 55, was appointed Chief Financial and Administrative Officer of the Company in January 1996. Prior to joining the Company, Mr. Haugen was an independent business consultant from August 1993 to December 1995. From August 1989 to July 1993, Mr. Haugen was Senior Vice President and Chief Financial Officer of Jostens, Inc.

DR. MABLE E. GASKINS, age 54, was appointed Senior Vice President of Marketing and Partnership Development of the Company in January 1996. From July 1994 to December 1995, Dr. Gaskins was Vice President of Marketing and Partnership Development. Prior to that, she served as the Company's Vice President of School Operations and Marketing. From August 1991 to January 1992, Dr. Gaskins served as a consultant to the Mayor's Office in Minneapolis, Minnesota, in the development of Neighborhood School Readiness Centers. From January 1991 to August 1991, Dr. Gaskins was Associate Superintendent of Curriculum/Instruction, K-12, for the Minneapolis Public School District.

Each executive officer is elected by and serves at the pleasure of the Board of Directors. There is no family relationship between any of the executive officers.

SUMMARY OF CASH AND CERTAIN OTHER COMPENSATION

The following table provides certain summary information for the fiscal years ended June 30, 1996, 1995, and 1994 concerning compensation paid or accrued by the Company to or on behalf of the Company's Chief Executive Officer and the Company's other executive officers whose total salary and bonus compensation for fiscal 1996 exceeded $100,000 (collectively, the "Named Executive Officers").

                              SUMMARY COMPENSATION TABLE

                                                                       Long-Term
                                                                      Compensation
                                            Annual Compensation          Awards
     Name and                              ---------------------     ---------------     All Other
 Principal Position         Fiscal Year     Salary       Bonus       Options Granted    Compensation
--------------------       -------------   -------       -----       ---------------    ------------

John T. Golle                 1996         $325,000     $    -0-       120,000  (3)      $3,400 (5)
(Chairman and Chief                                                    370,000  (3)
Executive Officer)                                                     125,000
                              1995          134,897      100,000           -0-            3,400 (5)
                              1994          131,000          -0-       120,000            3,017 (5)

Philip E. Geiger (1)          1996          200,000(4)       -0-       100,000           17,300 (6)
(President)                                                              5,000  (3)

Gerald A. Haugen (2)          1996           69,327       50,000       100,000            1,063 (5)
(Chief Financial Officer)

Mable E. Gaskins              1996          132,500          -0-        30,000  (3)       2,300 (5)
(Senior Vice President                                                  30,000  (3)
of Marketing and                                                           333  (3)
Partnership Development)                                                10,000
                                                                        40,000
                              1995           79,310        3,966           -0-            2,300 (5)
                              1994           77,000          -0-        30,000            2,267 (5)

(1) Dr. Geiger was promoted to President of the Company on January 1, 1996.
(2) Mr. Haugen's employment with the Company commenced January 15, 1996.
(3) Options granted in fiscal 1996 through the repricing of existing options. The 120,000 options granted to Mr. Golle and 30,000 options granted to Ms. Gaskins were surrendered as part of the option repricing in January 1996. See "Report of the Compensation and Option Committees on Executive Compensation--Stock Options--Options Repricing."
(4) Includes a guaranteed bonus of $50,000 paid in equal installments as part of Dr. Geiger's monthly salary.
(5) Reflects dollars paid to all employees to subsidize Company benefit programs.
(6) Reflects a car allowance ($6,000), a benefit program subsidy ($3,400), and a direct reimbursement of medical and dental insurance premiums ($7,900).

EMPLOYMENT AGREEMENTS

On April 19, 1991, the Company entered into an employment agreement with Mr. Golle which provides that Mr. Golle will receive a base salary of $120,000 annually, or such higher amount as the Company in its discretion may determine to be appropriate. The initial term of the employment agreement continued until June 30, 1994, at which time the agreement renewed automatically for successive one-year terms. The Company may terminate Mr. Golle's employment without cause by giving 90 days written notice, upon which Mr. Golle would be entitled to receive his current base salary for nine months plus the pro-rata portion of his performance bonus, as described below, calculated as of a date 30 days after such termination. Under the agreement, Mr. Golle may not compete with the Company for a period of two years after the termination of his employment unless such termination is involuntary and effected by the Company without cause.

Effective July 1, 1993, Mr. Golle's employment agreement was amended to change the terms of the performance bonus. Under the amended employment agreement, for each fiscal year beginning with 1994, Mr. Golle will receive as a performance bonus a share of the management bonus pool established by the Compensation Committee for such year. The amount and the terms of Mr. Golle's share of each management bonus pool are to be determined by the Compensation Committee in its discretion.

On January 21, 1992, the Company entered into an employment agreement with Dr. Gaskins which provides that Dr. Gaskins will receive a base salary of $60,000 annually, or such higher amount as the Company in its discretion may determine to be appropriate. The Company may terminate Dr. Gaskins' employment without cause by giving 30 days' written notice of termination. Under the agreement, Dr. Gaskins may not compete with the Company for a period of one year after the termination of her employment unless such termination is involuntary and effected by the Company without cause.

On August 10, 1993, the Company entered into an employment agreement with Dr. Geiger which provides that Dr. Geiger will receive a base salary of $150,000 annually, or such higher amount as the Company in its discretion may determine to be appropriate. In addition, Dr. Geiger will be eligible to receive annual performance bonuses to be based on the profitability of the Company. The Company has guaranteed a minimum annual bonus of $50,000 which is paid in equal installments as part of Dr. Geiger's monthly salary. The Company may terminate Dr. Geiger's employment without cause by giving 30 days' written notice of termination, upon which Dr. Geiger would be entitled to receive his regular base salary for a period of six months. Under the agreement, Dr. Geiger may not compete with the Company for a period of one year after the termination of his employment unless such termination is involuntary and effected by the Company without cause.

On January 15, 1996, the Company entered into an employment agreement with Mr. Haugen which provides that Mr. Haugen will receive a base salary of $150,000 annually, or such higher amount as the Company in its discretion may determine to be appropriate. Mr. Haugen shall be eligible to receive annual performance bonuses to be determined by the Board of Directors and Chief Executive Officer in annual amounts of at least $50,000, but not to exceed his annual base salary, based on the achievement of mutually agreed individual and corporate performance objectives. The Company may terminate Mr. Haugen's employment without cause at any time after January 15, 1997 by giving 30 days' written notice of termination, upon which Mr. Haugen would be entitled to receive his regular base salary for a period of six months. Under the agreement, Mr. Haugen may not compete with the Company for a period of one year after the termination of his employment unless such termination is involuntary and effected by the Company without cause.

STOCK OPTIONS

The following table provides information regarding stock options granted to the Named Executive Officers during fiscal 1996. As noted in the table, certain of these options were surrendered as part of the option repricing in January 1996. See "Report of the Compensation and Option Committees on Executive Compensation--Stock Options--Option Repricings."

                          OPTION GRANTS IN LAST FISCAL YEAR

                                                                                    Potential Realizable
                                                                                      Value at Assumed
                                           Individual Grants                           Annual Rates of
                                    --------------------------------                     Stock Price
                                    Percent of Total                                    Appreciation
                                    Options Granted                                   for Option Term (9)
                         Options     to Employees     Exercise Price   Expiration   ----------------------
     Name                Granted     in Fiscal Year   Per Share (8)       Date           5%         10%
----------------       -----------  ----------------  --------------   -----------  ----------  ----------
John T. Golle          120,000 (1)         7.2%           $13.25         7/9/2005     $999,942  $2,534,051
                       370,000 (2)        22.1              4.75        1/11/2006    1,105,282   2,801,002
                       125,000 (3)         7.5              4.75        1/11/2006      373,406     946,285

Philip E. Geiger         5,000 (2)          .3              4.75        1/11/2006       14,936      37,851
                       100,000 (4)         6.0              4.75        1/11/2006      298,725     757,028

Gerald A. Haugen       100,000 (5)         6.0              5.50        1/14/2006      345,892     876,558

Mable E. Gaskins        30,000 (1)         1.8             13.25         7/9/2005      249,986     633,513
                        10,000 (6)          .6              7.50        11/6/2005       47,167     119,531
                        30,000 (2)         1.8              4.75        1/11/2006       89,617     227,108
                        40,000 (4)         2.4              4.75        1/11/2006      119,490     302,811
                           333 (7)         -                4.75        1/11/2001          437         966

(1) These options were granted under the 1992 Plan and were issued as replacement options for previously granted options. The options become exercisable in 20% increments on each of July 10, 2000, 2001, 2002, 2003, and 2004, provided that the options may become exercisable on an accelerated schedule if certain performance objectives are met.

(2) These options were granted under the 1992 Plan and were issued as replacement options for previously granted options, including options listed in footnote (1) above. The options become exercisable in 20% increments on each of January 12, 2001, 2002, 2003, 2004, and 2005, provided that the options may become exercisable on an accelerated schedule if certain performance objectives are met.

(3) These options were granted under the 1992 Plan. The options become exercisable in 20% increments on each of January 12, 2001, 2002, 2003, 2004, and 2005, provided that the options may become exercisable on an accelerated schedule if certain performance objectives are met.

(4) These options were granted under the 1992 Plan. The options become exercisable in 33% increments on each of January 12, 1999, 2000, and 2001.

(5) These options were granted under the 1988 Plan and become exercisable in 20% increments on each of January 15, 1996, 1997, 1998, 1999, and 2000.

(6) These options were granted under the 1988 Plan and become exercisable in 33% increments on each of November 17, 1995, 1996, and 1997.

(7) These options were granted under the 1988 Plan and were issued as replacement options for previously granted options. The options become fully exercisable on January 12, 1997.

(8) The exercise price per share of the options listed in the table are not less than the fair market value of a share of common stock on the date of grant, as determined under the 1988 and 1992 Plans.

(9) Potential realizable values shown above represent the potential gains based upon annual compound stock price appreciation of 5% and 10% from the date of grant through the full option term. The actual value realized, if any, on stock option exercises will be dependent upon overall market conditions and the future performance of the Company and its common stock. There is no assurance that the actual value realized will approximate the amounts reflected in this table.

The following table summarizes options exercised during fiscal 1996 and provides information regarding unexercised options held by the Named Executive Officers at fiscal year-end.


                      AGGREGATED OPTION EXERCISES IN LAST FISCAL
                      YEAR AND FISCAL YEAR-END OPTION VALUES (1)

                                                     Unexercised Options
                      Shares                          at Fiscal Year End
                     Acquired       Value        ----------------------------
                   on Exercise    Realized       Exercisable    Unexercisable
                   -----------    --------       -----------    -------------

John T. Golle          17,000     $193,375          146,300           495,000

Philip E. Geiger          -0-          -0-              -0-           105,000

Gerald A. Haugen          -0-          -0-           20,000            80,000

Mable E. Gaskins          -0-          -0-           28,333           127,000

(1) At June 30, 1996, none of the unexercised options held by the Named Executive Officers were in-the-money.

PERFORMANCE GRAPH

The graph below compares the total cumulative shareholders' return on the Company's common stock from June 30, 1991 to June 30, 1996, with the total cumulative return on the CRSP Total Return Index for the NASDAQ Stock Market-U.S. Companies (the "CRSP Index"), and the Company-Determined Peer Group Index (the "Peer Index") over the same period. The graph and table assume the investment of $100 in each of the Company's common stock, the CRSP Index, the Peer Index on June 30, 1991, and the reinvestment of all dividends.


--------------------------------------------------------------------------------
                    June 30,  June 30,  June 30,  June 30,  June 30,  June 30,
                      1991      1992      1993      1994      1995      1996
--------------------------------------------------------------------------------
   Education
Alternatives, Inc.  $100.00   $200.78   $981.61   $379.26   $364.38   $100.39

CRSP Index           100.00    120.13    151.08    152.52    203.59    261.40

Peer Index           100.00    194.60    360.76    366.45    348.99    409.68
--------------------------------------------------------------------------------

The Company believes that it is in a unique industry and that no published industry or line-of-business index is available for comparison purposes. In addition, the Company does not believe it can reasonably identify an industry peer group due to the unique characteristics. The Peer Index has been constructed based on similar market capitalization to the Company. The companies included in the Peer Index are the five Nasdaq companies that have market capitalizations closest to the Company at June 30, 1996. The Peer Index is made up of the following companies:

         American Resources Del. Inc.
         McClain Industries, Inc.
         Midwest Federal Financial Corp.
         Tripos, Inc.
         Wells Financial Corp.

The companies included in the peer index for the year ended June 30, 1995 were the five Nasdaq companies that had market capitalizations closest to the Company at June 30, 1995. Due to changes in the Company's market capitalization between June 30, 1995 and 1996, all companies included in the peer index for the year ended June 30, 1995 have been omitted from the Peer Index for the year ended June 30, 1996. The peer index for 1995 was made up of the following companies:

         Advanced Polymer Systems, Inc.
         Ernst Home Center, Inc.
         Leslies Foodmart
         Metatec Corporation
         United States Facilities Corporation



                          COMPENSATION COMMITTEE INTERLOCKS
                              AND INSIDER PARTICIPATION

Faegre & Benson, a law firm in which Mr. Mellum is a partner, provides the Company with legal services. Schweitzer Rubin Karon & Bremer, an accounting firm of which Mr. Karon is a shareholder, provides certain accounting services to the Company.

The Company believes that each of the above-referenced transactions were on terms no less favorable to the Company than those obtainable in arms-length transactions with unaffiliated third parties.

                                 PROPOSAL NUMBER TWO
                     APPROVAL OF AMENDMENT OF THE 1988 EDUCATION
                         ALTERNATIVES, INC. STOCK OPTION PLAN


AMENDMENT OF THE 1988 PLAN

At the Meeting, the shareholders are being asked to approve the amendment of the 1988 Plan to modify the formula pursuant to which non-employee directors of the Company are automatically granted options to purchase shares of common stock of the Company.

In 1988, the Company's shareholders approved the 1988 Incentive Stock Option Plan (the "Incentive Plan"), which provided for the issuance of options that qualified as incentive stock options under Section 422A of the Internal Revenue Code of 1986, as amended. The Company's shareholders also approved in 1988 the 1988 Nonstatutory Stock Option Plan (the "Nonstatutory Plan", and together with the Incentive Plan, the "Plans"), which provided for the issuance of options not intended to qualify as incentive stock options.

In 1992, the Company's shareholders voted to amend and restate the two Plans. One effect of the amendment was to consolidate the Incentive Plan and the Nonstatutory Plan into a single plan, the 1988 Plan. Both incentive and nonstatutory stock options may be granted under the 1988 Plan. In 1994, the Company's shareholders voted to amend the 1988 Plan to increase the number of shares available for issuance under the 1988 Plan by 400,000 shares from 600,000 to 1,000,000. At June 30, 1996, a total of 198,802 shares of common stock remained available for issuance of options under the 1988 Plan.

Under the 1988 Plan, nonstatutory stock options are automatically granted to non-employee directors of the Company. Each person who is a non-employee director is granted a nonstatutory stock option to purchase 10,000 shares of common stock each year at the conclusion of the annual meeting of shareholders of the Company, at an exercise price equal to the fair market value (as defined in the 1988 Plan) of the common stock on the date of the grant. The option vests and becomes fully exercisable one year from the date of grant or the date of the first annual meeting of shareholders following the date of grant if the optionee does not stand for reelection. The 1988 Plan also provides that each non-employee director who is elected between annual meetings of shareholders of the Company is granted a nonstatutory stock option subject to the identical terms and conditions as apply to options granted to non-employee directors at the conclusion of the annual meeting, except that instead of being 10,000, the number of shares subject to such option is prorated, based on the following formula: 10,000 multiplied by a fraction, the numerator of which is 12 minus the number of whole 30-day months that have elapsed from the date of the most recent annual meeting of shareholders to the date on which such non-employee director is elected, and the denominator of which is 12. Messrs. Burke, Karon, Mellum, and Walton are the only directors presently eligible to receive non-employee director stock option grants under the 1988 Plan.

At the 1995 Annual Meeting, the Company's shareholders voted to amend the 1988 Plan to modify the formula pursuant to which non-employee directors of the Company are automatically granted options to purchase shares of common stock of the Company. The effect of the amendment was to approve the issuance to each non-employee director of an option to purchase 20,000 shares of common stock (the "July 1995 Options") at an exercise price equal to $13.25, the fair market value (as defined in the 1988 Plan) of the Common stock on July 9, 1995, in exchange for options previously granted to each such non-employee director to purchase an aggregate of 20,000 shares of common stock under the 1988 Plan. The amendment also changed the vesting provisions relating to non-employee director options granted under the 1988 Plan to provide for the vesting of such options on the earlier of one year after the date of the grant or the date of the first annual meeting of shareholders following the date of grant if the optionee does not stand for reelection.

On January 12, 1996, the Board of Directors approved an amendment to the 1988 Plan to modify the formula pursuant to which non-employee directors of the Company are automatically granted options to purchase shares of common stock of the Company. The effect of the proposed amendment would be to issue to each current non-employee director an additional option to purchase 30,000 shares of common stock at an exercise price equal to the fair market value of the common stock on January 11, 1996, in exchange for the July 1995 Options previously granted to each such non-employee director to purchase an aggregate of 20,000 shares of common stock, and 10,000 additional options previously granted to each such non-employee director at an exercise price of $14.50 per share. The options to purchase 10,000 shares of common stock which were granted to each non-employee director in accordance with the above-described formula on the date of the 1995 Annual Meeting of Shareholders at an exercise price of $5.75 would not be affected. The fair market value of the common stock on January 11, 1996 was $4.75. Each of the non-employee directors of the Company has agreed, subject to adoption of the proposed amendment to the 1988 Plan by the shareholders at the Meeting, to surrender the July 1995 Options. With the exception of the changes noted above, the annual grant of options to non-employee directors would continue.

The Board of Directors determined to amend the 1988 Plan consistent with the action of the Option Committee of the Board of Directors to reprice certain options held by employees of the Company. See "Report of the Compensation and Option Committees on Executive Compensation". In addition, because non-employee directors do not receive any cash compensation for their service on the Board of Directors, the automatic annual grant of options to outside directors under the 1988 Plan was intended to compensate outside directors for their services as well as to provide them with an additional ownership interest in the Company and a common financial interest with other shareholders. Given the recent trading range of the Company's common stock, at the current valuation outside directors have served for over three years without compensation.

DESCRIPTION OF THE CURRENT STOCK OPTION PLAN

The 1988 Plan is administered solely by a committee appointed by the Board of Directors (the "Committee"), which Committee is required to consist of not less than two persons who are "non-employee directors" as that term is defined in Rule 16b-3(b) promulgated under the Exchange Act. Members of the Committee receive only automatic, nondiscretionary grants of options under the 1988 Plan (as described above).

The purpose of the 1988 Plan is to promote the interests of the Company and its shareholders by providing personnel of the Company and any of its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and any subsidiaries of the Company. The Company believes that the opportunity provided by the 1988 Plan to acquire a proprietary interest in the Company serves as an aid to the Company in attracting and retaining personnel of outstanding ability.

Shares issued upon exercise of options granted under the 1988 Plan are authorized and unissued shares of common stock of the Company. If any option lapses or terminates for any reason before being completely exercised, the shares covered by the unexercised portion of such option may again be made subject to subsequently granted options under the 1988 Plan. The aggregate number of shares made subject to options granted under the 1988 Plan, and the number of shares covered by an outstanding option and the purchase price per share of such option may, at the discretion of the Committee, be adjusted to give effect to certain adjustments made during the term of the 1988 Plan or such option, as the case may be, in the number of shares of common stock of the Company outstanding through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split, or other relevant change.

Incentive stock options and nonstatutory stock options may be granted under the 1988 Plan to employees of the Company or any subsidiary thereof. The 1988 Plan also provides that nonstatutory stock options may be granted to individuals or entities who are not employees but who provide services to the Company or any parent or subsidiary thereof in the capacity of an advisor or consultant. References in this description to "employment" include the providing of services in any such capacity or as a director.

Nonstatutory options may also be granted in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all of the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The Board of Directors has the discretion to vary the terms and conditions of any substitute options so granted from the terms and conditions set forth in the 1988 Plan to the extent that the Board of Directors deems appropriate to conform the substitute options to the options in substitution for which they are granted.

The Board of Directors is not authorized to vary such terms and conditions so as to affect the status of any such substitute option as an incentive stock option under the Internal Revenue Code.

The Committee has complete discretion to select all other optionees and to establish the terms and conditions for the grant, vesting, and exercise of each option granted to each such optionee, subject in all cases to the provisions of the 1988 Plan. As of September 15, 1996, approximately 106 employees, including executive officers, were eligible to receive option grants under the 1988 Plan. In determining the employees to whom options shall be granted and the number of shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. More than one option may be granted to the same employee. In the case of any incentive stock option, to the extent that the aggregate fair market value, determined at the time the option is granted, of shares of common stock of the Company with respect to which incentive stock options held by the option holder first become exercisable in any calendar year (under the 1988 Plan and any other plans of the Company and its parent and subsidiaries) exceeds $100,000, such options shall be treated as nonstatutory stock options.


AWARDS UNDER THE 1988 PLAN

During fiscal 1996, the Company issued 302,151 incentive stock options to employees under the 1988 Plan, including 110,333 of which were issued to executive officers of the Company. A total of 33,568 incentive stock options issued under the 1988 Plan were exercised during fiscal 1996. The Company issued 139,737 nonstatutory stock options to employees under the 1988 Plan, including 114,737 of which were issued to executive officers of the Company. In addition, nonstatutory options to purchase 170,000 shares of the Company's common stock were issued to non-employee directors in fiscal 1996. During fiscal 1996, there were no exercises of nonstatutory stock options issued under the 1988 Plan.


VOTING REQUIREMENTS

The affirmative vote of the holders of a majority of the outstanding shares of common stock present and entitled to vote at the Meeting will be required for approval of the amendment of the 1988 Plan. The Board of Directors recommends a vote for approval of the proposed amendment, and the enclosed proxy will be so voted unless otherwise directed.


BOARD RECOMMENDATION

THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE SHAREHOLDERS OF THE COMPANY VOTE FOR APPROVAL OF THE AMENDMENT OF THE 1988 PLAN.




                                PROPOSAL NUMBER THREE
                               APPOINTMENT OF AUDITORS

The firm of Arthur Andersen LLP, independent public accountants, has been the auditors for the Company since 1988. Upon the recommendation of the Audit Committee, the Board of Directors has again selected Arthur Andersen LLP to serve as the Company's independent auditors for the fiscal year ending June 30, 1997, subject to ratification by the shareholders. While it is not required to do so, the Board of Directors is submitting the selection of that firm for ratification in order to ascertain the view of the shareholders. If the selection is not ratified, the Board of Directors will reconsider its selection.

A representative of Arthur Andersen LLP will be present at the Meeting and will be afforded an opportunity to make a statement if such representative so desires and will be available to respond to appropriate questions during the Meeting.

                       SHAREHOLDER PROPOSALS AND OTHER MATTERS

The Annual Report to Shareholders of the Company for the fiscal year ended June 30, 1996, including financial statements, is being mailed with this Proxy Statement.

Shareholder proposals intended to be presented at the 1997 Annual Meeting of Shareholders must be received by the Company at its principal executive office no later than June 7, 1997, for inclusion in the proxy statement for that meeting.

As of the date of this Proxy Statement, the Board of Directors knows of no matters that will be presented for consideration at the Meeting other than those referred to herein. If any other matters do properly come before the Meeting calling for a vote of shareholders, it is intended that the shares represented by the proxies solicited by the Board of Directors will be voted by the persons named therein in accordance with their best judgment.

By Order of the Board of Directors,




Gerald A. Haugen
Secretary
October 7, 1996

               1988 EDUCATION ALTERNATIVES, INC. STOCK OPTION PLAN


          1. PURPOSE OF PLAN. The purpose of this 1988 Education Alternatives, Inc. Stock Option Plan (the "Plan"), is to promote the interests of Education Alternatives, Inc., a Minnesota corporation (the "Company"), and its shareholders by providing personnel of the Company and its subsidiaries with an opportunity to acquire a proprietary interest in the Company and thereby develop a stronger incentive to put forth maximum effort for the continued success and growth of the Company and its subsidiaries. In addition, the opportunity to acquire a proprietary interest in the Company will aid in attracting and retaining key personnel of outstanding ability.

          2. ADMINISTRATION OF PLAN. This Plan shall be administered by a committee of two or more directors (the "Committee") appointed by the Company's board of directors (the "Board"). No director shall serve as a member of the Committee unless such director shall be a "disinterested person" as that term is defined in Rule 16b-3(c), promulgated under the Securities Exchange Act of 1934, as amended (the "Act"), or any successor statute or regulation comprehending the same subject matter. A majority of the members of the Committee shall constitute a quorum for any meeting of the Committee, and the acts of a majority of the members present at any meeting at which a quorum is present or the acts unanimously approved in writing by all members of the Committee shall be the acts of the Committee. Subject to the provisions of this Plan, the Committee may from time to time adopt such rules for the administration of this Plan as it deems appropriate. The decision of the Committee on any matter affecting this Plan or the rights and obligations arising under this Plan or any option granted hereunder, shall be final, conclusive and binding upon all persons, including without limitation the Company, shareholders, employees and optionees. To the full extent permitted by law, no member of the Committee shall be liable for any action or determination taken or made in good faith with respect to this Plan or any option granted hereunder.

          Notwithstanding any contrary provisions of this Plan, the Committee shall have no discretion with respect to the granting of options to any Outside Director (as hereinafter defined) or to alter or amend any terms, conditions or eligibility requirements of an option granted or to be granted to any Outside Director under this Plan, it being understood that the granting and terms, conditions and eligibility requirements of such options are governed solely by the provisions set forth in this Plan pertaining thereto.

          3. SHARES SUBJECT TO PLAN. The shares that may be made subject to options granted under this Plan shall be authorized and unissued shares of Common Stock (the "Common Shares") of the Company, par value $.01 per share, and they shall not exceed 1,000,000 in the aggregate, except that, if any option lapses or terminates for any reason before such option has been completely exercised, the Common Shares covered by the unexercised portion of such option may again be made subject to options granted under this Plan. Appropriate adjustments in the number of shares and in the purchase price per share may be made by the Committee in its sole discretion to give effect to adjustments made in the number of outstanding Common Shares of the Company through a merger, consolidation, recapitalization, reclassification, combination, stock dividend, stock split or other relevant change, provided that fractional shares shall be rounded to the nearest whole share.

          4. ELIGIBLE PARTICIPANTS. Options may be granted under this Plan to any employee of the Company or any subsidiary thereof, including any such employee who is also an officer or director of the Company or any subsidiary thereof. Nonstatutory stock options, as defined in paragraph 5(a) hereof, shall be granted to directors of the Company who are not employees of the Company or any subsidiary thereof (the "Outside Directors") in accordance with paragraph 6 hereof and may also be granted to other individuals or entities who are not "employees" but who provide services to the Company or a parent or subsidiary thereof in the capacity of an advisor or consultant. Options granted to Outside Directors shall have the terms and conditions specified in paragraph 6 and elsewhere in this Plan (other than paragraph 5) and options granted to employees and other individuals or entities shall have the terms and conditions specified in paragraph 5 and elsewhere in this Plan (other than paragraph 6). References herein to "employment" and similar terms shall include the providing of services in any such capacity or as a director.

          5.   TERMS AND CONDITIONS OF EMPLOYEE OPTIONS.

          (a) Subject to the terms and conditions of this Plan (other than paragraph 6), the Committee may, from time to time prior to September 30, 1998, grant to such eligible employees as the Committee may determine options to purchase such number of Common Shares of the Company on such terms and conditions as the Committee may determine. In determining the employees to whom options shall be granted and the number of Common Shares to be covered by each option, the Committee may take into account the nature of the services rendered by the respective employees, their present and potential contributions to the success of the Company, and such other factors as the Committee in its sole discretion shall deem relevant. The date and time of approval by the Committee of the granting of an option shall be considered the date and the time of the grant of such option. The Committee in its sole discretion may designate whether an option is to be considered an "incentive stock option" (as that term is defined in Section 422A of the Internal Revenue Code of 1986, as amended, or any amendment thereto (the "Code")) or a "nonstatutory stock option" (an option granted under this Plan that is not intended to be an "incentive stock option"). The Committee may grant both incentive stock options and nonstatutory stock options to the same individual. However, if an incentive stock option and a nonstatutory stock option are awarded simultaneously, such options shall be deemed to have been awarded in separate grants, shall be clearly identified, and in no event shall the exercise of one such option affect the right to exercise the other. To the extent that the aggregate Fair Market Value (as defined in paragraph 5(c)) of Common Shares with respect to which incentive stock options (determined without regard to this sentence) are exercisable for the first time by any individual during any calendar year (under all plans of the Company and its parent and subsidiary corporations) exceeds $100,000, such options shall be treated as nonstatutory stock options.

          (b) The purchase price of each Common Share subject to an option granted pursuant to this paragraph 5 shall be fixed by the Committee. For nonstatutory stock options, such purchase price may be set at not less than 85% of the Fair Market Value of a Common Share on the date of grant. For incentive stock options, such purchase price shall be no less than 100% of the Fair Market Value of a Common Share on the date of grant, provided that if such incentive stock option is granted to an employee who owns, or is deemed under Section 425(d) of the Code to own, at the time such option is granted, stock of the Company (or of any parent or subsidiary of the Company) possessing more than 10% of the total combined voting power of all classes of stock therein (a "10% Shareholder"), such purchase price shall be no less than 110% of the Fair Market Value of a Common Share on the date of grant.

          (c) For purposes of this Plan, the "Fair Market Value" of a Common Share at a specified date shall, unless otherwise expressly provided in this Plan, means the closing sale price of a Common Share on the date immediately preceding such date or, if no sale of such shares shall have occurred on that date, on the next preceding day on which a sale of such shares occurred, on the Composite Tape for New York Stock Exchange listed shares or, if such shares are not quoted on the Composite Tape for New York Stock Exchange listed shares on the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or any similar system then in use or, if such shares are not included in the National Association of Securities Dealers, Inc. Automated Quotation System/National Market System or any similar system then in use, the mean between the closing "bid" and the closing "asked" quotation of such a share on the date immediately preceding the date as of which such Fair Market Value is being determined, or, if no closing bid or asked quotation is made on that date, on the next preceding day on which a quotation is made, on the National Association of Securities Dealers, Inc. Automated Quotation System or any similar system then in use, provided that if the shares in question are not quoted on any such system, Fair Market Value shall be what the Committee determines in good faith to be 100% of the fair market value of such a share as of the date in question. Notwithstanding anything stated in this paragraph 5, if the applicable securities exchange or system has closed for the day by the time the determination is being made, all references in this paragraph to the date immediately preceding the date in question shall be deemed to be references to the date in question.

          (d) Each option agreement provided for in paragraph 14 hereof shall specify when each option granted under this Plan shall become exercisable.

          (e) Each option granted pursuant to this paragraph 5 and all rights to purchase shares thereunder shall cease on the earliest of:

               (i) ten years after the date such option is granted (or in the case of an incentive stock option granted to a 10% Shareholder, five years after the date such option is granted) or on such date prior thereto as may be fixed by the Committee on or before the date such option is granted;

               (ii) the expiration of the period after the termination of the optionee's employment within which the option is exercisable as specified in paragraph 8(b) or 8(c), whichever is applicable; or

               (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall any option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

          6.   TERMS AND CONDITIONS OF OUTSIDE DIRECTOR OPTIONS.

          (a) Subject to the terms and conditions of this Plan (other than paragraph 5), the Committee shall grant options to each Outside Director, on the terms and conditions set forth in this paragraph 6. During the term of this Plan, and provided that sufficient Common Shares are available pursuant to paragraph 3:

               (i) each person who is such an Outside Director on January 12, 1996 shall be granted a nonstatutory stock option. The date of grant for such options shall be January 12, 1996. The number of Common Shares covered by each such option shall be 30,000;

               (ii) each person who is such an Outside Director at the conclusion of each Annual Meeting of Shareholders shall be granted a nonstatutory stock option on the date of such Annual Meeting of Shareholders. The date of such Annual Meeting of Shareholders also shall be the date of grant for options granted pursuant to this subparagraph 6(a)(ii). The number of Common Shares covered by each such option shall be 10,000;

               (iii) each person who is elected to be an Outside Director between Annual Meetings of Shareholders shall be granted a nonstatutory stock option. The date such person is elected to be an Outside Director of the Company (the "Date of Election") by the Board shall be the date of grant for such options granted pursuant to this subparagraph 6(a)(iii).
     The number of Common Shares covered by each such option shall be 10,000 multiplied by a fraction, the numerator of which shall be 12 minus the number of whole 30-day months that have elapsed from the date of the most recent Annual Meeting of Shareholders to the Date of Election of such Outside Director, and the denominator of which shall be 12.

          (b) The purchase price of each Common Share subject to an option granted to an Outside Director pursuant to this paragraph 6 shall be the Fair Market Value of a Common Share on the date of grant.

          (c) Subject to the provisions of subparagraph 6(d) hereof, any option granted to an Outside Director pursuant to subparagraph 6(a) shall vest and become exercisable on the earlier of (x) one year after the date of grant or
(y) the date of the first Annual Meeting of Shareholders following the date of grant if the Outside Director to whom the option was granted does not stand for re-election at such Annual Meeting of Shareholders.

          (d) Each option granted to an Outside Director pursuant to this paragraph 6 and all rights to purchase shares thereunder shall terminate on the earliest of:

               (i)  ten years after the date such option is granted;

               (ii) the expiration of the period specified in paragraph 8(b) or 8(c), whichever is applicable, after an Outside Director ceases to be a director of the Company; or

               (iii) the date, if any, fixed for cancellation pursuant to paragraph 9 of this Plan.

In no event shall such option be exercisable at any time after its original expiration date. When an option is no longer exercisable, it shall be deemed to have lapsed or terminated and will no longer be outstanding.

          7. MANNER OF EXERCISING OPTIONS. A person entitled to exercise an option granted under this Plan may, subject to its terms and conditions and the terms and conditions of this Plan, exercise it in whole at any time, or in part from time to time, by delivery to the Company at its principal executive office, to the attention of its Chief Financial Officer, of written notice of exercise, specifying the number of shares with respect to which the option is being exercised, accompanied by payment in full of the purchase price of the shares to be purchased at the time. The purchase price of each share on the exercise of any option shall be paid in full in cash (including check, bank draft or money order) at the time of exercise or, at the discretion of the holder of the option, by delivery to the Company of unencumbered Common Shares having an aggregate Fair Market Value on the date of exercise equal to the purchase price, or by a combination of cash and such unencumbered Common Shares; provided, however, that no optionee shall be permitted to pay any portion of the purchase price with Common Shares if the Committee believes that payment in such manner could have an adverse effect on the Company's financial statements. No shares shall be issued until full payment therefor has been made, and the granting of an option to an individual shall give such individual no rights as a shareholder except as to shares issued to such individual.

          8.   TRANSFERABILITY AND TERMINATION OF OPTIONS.

          (a) During the lifetime of an optionee, only such optionee or his or her guardian or legal representative may exercise options granted under this Plan. No option granted under this Plan shall be assignable or transferable by the optionee otherwise than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined by the Code or Title I of the Employee Retirement Income Security Act ("ERISA"), or the rules thereunder.

          (b) During the lifetime of an optionee, an option may be exercised only while the optionee is an employee of the Company or of a parent or subsidiary thereof, and only if such optionee has been continuously so employed since the date the option was granted, except that:

               (i) an option granted to an individual who is not an Outside Director shall continue to be exercisable for three months after termination of such individual's employment but only to the extent that the option was exercisable immediately prior to such individual's termination of employment, and an option granted to an individual who is an Outside Director shall continue to be exercisable after such Outside Director ceases to be a director of the Company but only to the extent that the option was exercisable immediately prior to such Outside Director's ceasing to be a director;

               (ii) in the case of an employee who is disabled (within the meaning of Section 22(e)(3) of the Code) while employed, such individual or his or her legal representative may exercise the option within one year after termination of such individual's employment; and

               (iii) as to any individual whose termination occurs following a declaration pursuant to paragraph 9 of this Plan, such individual may exercise the option at any time permitted by such declaration.

          (c) An option may be exercised after the death of the optionee by such individual's legal representatives, heirs or legatees, but only within one year after the death of such optionee.

          (d) In the event of the disability (within the meaning of Section 22(e)(3) of the Code) or death of an optionee, any option held by such individual or his or her legal representative that was not previously exercisable shall become immediately exercisable in full if the disabled or deceased individual shall have been continuously employed by the Company or a parent or subsidiary thereof between the date such option was granted and the date of such disability, or, in the event of death, a date not more than three months prior to such death.

          9. DISSOLUTION, LIQUIDATION, MERGER. In the event of (a) a proposed merger or consolidation of the Company with or into any other corporation, regardless of whether the Company is the surviving corporation, unless appropriate provision shall have been made for the protection of the outstanding options granted under this Plan by the substitution, in lieu of such options, of options to purchase appropriate voting common stock (the "Survivor's Stock") of the corporation surviving any such merger or consolidation or, if appropriate, the parent corporation of the Company or such surviving corporation, or, alternatively, by the delivery of a number of shares of the Survivor's Stock which has a Fair Market Value as of the effective date of such merger or consolidation equal to the product of (i) the excess of (x) the Event Proceeds per Common Share (as hereinafter defined) covered by the option as of such effective date, over (y) the option price per Common Share, times (ii) the number of Common Shares covered by such option, or (b) the proposed dissolution or liquidation of the Company (such merger, consolidation, dissolution or liquidation being herein called an "Event"), the Committee shall declare, at least ten days prior to the actual effective date of an Event, and provide written notice to each optionee of the declaration, that each outstanding option, whether or not then exercisable, shall be cancelled at the time of, or immediately prior to the occurrence of, the Event (unless it shall have been exercised prior to the occurrence of the Event) in exchange for payment to each optionee, within ten days after the Event, of cash equal to the amount (if any), for each Common Share covered by the cancelled option, by which the Event Proceeds per Common Share (as hereinafter defined) exceeds the exercise price per Common Share covered by such option. At the time of the declaration provided for in the immediately preceding sentence, each option shall immediately become exercisable in full and each optionee shall have the right, during the period preceding the time of cancellation of the option, to exercise his or her option as to all or any part of the Common Shares covered thereby. Each outstanding option granted pursuant to this Plan that shall not have been exercised prior to the Event shall be cancelled at the time of, or immediately prior to, the Event, as provided in the declaration, and this Plan shall terminate at the time of such cancellation, subject to the payment obligations of the Company provided in this paragraph 9. For purposes of this paragraph, "Event Proceeds per Common Share" shall mean the cash plus the fair market value, as determined in good faith by the Committee, of the non-cash consideration to be received per Common Share by the shareholders of the Company upon the occurrence of the Event.

          10. SUBSTITUTION OPTIONS. Options may be granted under this Plan from time to time in substitution for stock options held by employees of other corporations who are about to become employees of the Company or a subsidiary of the Company, or whose employer is about to become a subsidiary of the Company, as the result of a merger or consolidation of the Company or a subsidiary of the Company with another corporation, the acquisition by the Company or a subsidiary of the Company of all or substantially all the assets of another corporation or the acquisition by the Company or a subsidiary of the Company of at least 50% of the issued and outstanding stock of another corporation. The terms and conditions of the substitute options so granted may vary from the terms and conditions set forth in this Plan to such extent as the Board at the time of the grant may deem appropriate to conform, in whole or in part, to the provisions of the stock options in substitution for which they are granted, but with respect to stock options which are incentive stock options, no such variation shall be permitted which affects the status of any such substitute option as an incentive stock option under Section 422A of the Code.

          11. TAX WITHHOLDING. Delivery of Common Shares upon exercise of any nonstatutory stock option granted under this Plan shall be subject to any required withholding taxes. A person exercising such an option may, as a condition precedent to receiving the Common Shares, be required to pay the Company a cash amount equal to the amount of any required withholdings. In lieu of all or any part of such a cash payment, the Committee may, but shall not be required to, permit the individual to elect to cover all or any part of the required withholdings, and to cover any additional withholdings up to the amount needed to cover the individual's full FICA and federal, state and local income tax liability with respect to income arising from the exercise of the option, through a reduction of the number of Common Shares delivered to the person exercising the option or through a subsequent return to the Company of shares delivered to the person exercising the option; provided, however, that the Committee is required to permit an Outside Director to make such an election. Any such election by an individual who is subject to the reporting requirements of Section 16 of the Act (a "Section 16 Individual"), also is subject to the following:

          (a) Any such election by a Section 16 Individual may be made only during certain specified time periods, as follows:

               (i) the election may be made during the period beginning on the third business day following the date of public release of the Company's quarterly or annual financial statements and ending on the twelfth business day following such date of public release; or

               (ii) the election may be made at least six months prior to the date as of which the amount of tax to be withheld is determined;

provided, however, an election by such a person pursuant to clause (i) or (ii) may not be made within six months of the date of grant of the option being exercised unless death or disability of the individual to whom the option was granted occurs during said six-month period; and

          (b) The Committee's approval of such an election by a Section 16 Individual, if given, may be granted in advance, but is subject to revocation by the Committee at any time; provided, however, that such an election by a
Section 16 Individual who is an Outside Director is not subject to approval nor to revocation by the Committee. Once such an election is made by a Section 16 Individual, he or she may not revoke it.

          12. TERMINATION OF EMPLOYMENT. Neither the transfer of employment of an individual to whom an option is granted between any combination of the Company, a parent corporation or a subsidiary thereof, nor a leave of absence granted to such individual and approved by the Committee, shall be deemed a termination of employment for purposes of this Plan. The terms "parent" or "parent corporation" and "subsidiary" as used in this Plan shall have the meaning ascribed to "parent corporation" and "subsidiary corporation", respectively, in Sections 425(e) and (f) of the Code.

          13. OTHER TERMS AND CONDITIONS. The Committee shall have the power, subject to the terms and conditions of paragraph 6 hereof and subject to the other limitations contained herein, to fix any other terms and conditions for the grant or exercise of any option under this Plan. Nothing contained in this Plan, or in any option granted pursuant to this Plan, shall confer upon any employee holding an option any right to continued employment by the Company or any parent or subsidiary of the Company or limit in any way the right of the Company or any such parent or subsidiary to terminate an employee's employment at any time.

          14. OPTION AGREEMENTS. All options granted under this Plan shall be evidenced by a written agreement in such form or forms as the Committee may from time to time determine, which agreement shall, among other things, designate whether the options being granted thereunder are nonstatutory stock options or incentive stock options under Section 422A of the Code.

          15. AMENDMENT AND DISCONTINUANCE OF PLAN. The Board may at any time amend, suspend or discontinue this Plan; provided, however, that the Board shall not amend paragraph 6 hereof more than once every six months other than to comport with changes in the Code, ERISA, or the rules thereunder; and provided, further, that no amendment by the Board shall, without further approval of the shareholders of the Company, if required in order for the Plan to continue to satisfy the conditions of Rule 16b-3 promulgated under the Act, or any successor statute or regulation comprehending the same subject matter or to meet the requirements of the Code:

          (a)  change the class of employees eligible to receive options;

          (b) except as provided in paragraph 3 hereof, increase the total number of Common Shares of the Company which may be made subject to options granted under this Plan;

          (c) except as provided in paragraph 3 hereof, change the minimum purchase price for the exercise of an option;

          (d) increase the maximum period during which options may be exercised or otherwise materially increase the benefits accruing to participants under this Plan;

          (e)  extend the term of this Plan beyond September 30, 1998; or

          (f) change the terms, conditions or eligibility requirements of an option granted or, subject to the right of the Board to discontinue this Plan, to be granted to each Outside Director under this Plan.

No amendment to this Plan shall, without the consent of the holder of the option, alter or impair any options previously granted under this Plan.

          16. EFFECTIVE DATE. This Plan shall be effective upon approval thereof by the Board; provided, however, that no option granted under this Plan may be exercised prior to such time, if any, as the shareholders of the Company shall have approved this Plan at a duly held shareholders meeting of the Company.




M1:0061260.02

EDUCATION ALTERNATIVES, INC.           THIS PROXY IS SOLICITED ON BEHALF OF
1300 NORWEST FINANCIAL CENTER          THE BOARD OF DIRECTORS
7900 XERXES AVENUE SOUTH               The undersigned hereby appoints John T.
MINNEAPOLIS, MINNESOTA 55431           Golle and Gerald A. Haugen, and each of
                                       them, as Proxies, each with the power to appoint his substitute, and hereby authorizes such Proxies to represent and to vote, as designated below, all the shares of Common Stock of Education
                                       Alternatives, Inc. held of record by the undersigned on September 27, 1996, at the Annual Meeting of Shareholders to be held on November 12, 1996, or any adjournment thereof.
PROXY

1. The Board of Directors shall consist of five persons. Nominees to the Board of Directors are Richard T. Burke and John T. Walton for a term of three years until their respective successors shall be elected and qualified.

   / / FOR THE NOMINEES LISTED ABOVE   / / WITHHOLD AUTHORITY
                                         to vote for the nominees listed above

   (INSTRUCTION: To withhold authority to vote for any individual nominee, write the nominee's name in the space provided below.)

--------------------------------------------------------------------------------

2. APPROVAL OF THE AMENDMENT OF THE 1988 EDUCATION ALTERNATIVES, INC. STOCK OPTION PLAN, as described in the accompanying proxy statement.

               / / FOR            / / AGAINST            / / ABSTAIN

3. RATIFICATION OF THE APPOINTMENT OF ARTHUR ANDERSEN LLP as independent auditors of the Company for the 1997 fiscal year.

               / / FOR            / / AGAINST            / / ABSTAIN

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSALS 1, 2, AND 3. THE PROXIES ARE AUTHORIZED TO VOTE THIS PROXY IN THEIR DISCRETION WITH RESPECT TO OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING.

Please sign exactly as name appears below. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

                                     ----------------------------------------
                                     Signature

                                     ----------------------------------------
                                     Signature if held jointly

                                     Dated:
                                             --------------------------------

                                      PLEASE MARK, SIGN, DATE AND RETURN THE
                                      PROXY CARD PROMPTLY USING THE
                                      ENCLOSED ENVELOPE